UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 31, 2019

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $8.33 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  5.02                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2019, Penns Woods Bancorp, Inc. (the “Company”), Jersey Shore State Bank (the “Bank”), a wholly-owned subsidiary of the Company, and Richard A. Grafmyre, Chief Executive Officer of each of the Company and the Bank, entered into an Amendment No. 1 to Mr. Grafmyre’s Amended and Restated Employment Agreement effective on October 1, 2018  (the “Employment Agreement”).

The Employment Agreement prior to the amendment provided for a fixed term through April 30, 2023, with annual renewals thereafter provided that either party could terminate the Employment Agreement upon ninety days’ prior written notice at any time after April 30, 2023.  The Employment Agreement prior to the amendment also provided that, after April 30, 2020, Mr. Grafmyre would no longer serve as Chief Executive Officer of the Company and the Bank, but would continue to be employed as a senior executive officer of the Company and the Bank in such positions and with such titles designated by the boards of directors of the Company and the Bank, with a reduced work schedule of thirty-two hours per week and an annual base salary equivalent to 80% of the amount in effect on May 1, 2020.

Under the Amendment, the period during which Mr. Grafmyre will serve as Chief Executive Officer of the Company and the Bank (the “Full-Time Employment Period”) is extended through April 30, 2021, with automatic annual renewals of the Full-Time Employment Period thereafter unless either party gives written notice of nonrenewal of the Full-Time Employment Period at least ninety days prior to any annual renewal date of the Full-Time Employment Period.  Upon expiration of the Full-Time Employment Period, Mr. Grafmyre will continue to be employed for a period of three years (the “Reduced Time Employment Period”) as a senior executive officer of the Company and the Bank in such positions and with such titles designated by the boards of directors of the Company and the Bank, with a reduced work schedule of thirty-two hours per week and an annual base salary equivalent to 80% of the amount in effect at the end of the Full-Time Employment Period.  After such initial three-year period, the Reduced Time Employment Period will automatically renew annually for an additional year, but may be terminated at any time by either party upon ninety days’ prior written notice.

Except as modified by the Amendment, the Employment Agreement remains in effect in accordance with its terms.

A copy of the Amendment is attached hereto as Exhibit 10.2.  The foregoing description of the Amendment is qualified by reference to the Amendment.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits:

10.1

Amended and Restated Employment Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre, dated October 1, 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, dated September 27, 2018).

10.2	Amendment No. 1 to Amended and Restated Employment Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre, dated May 31, 2019.

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Employment Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre, dated October 1, 2018 (incorporated by reference to the Company’s Current Report on Form 8-K, dated September 27, 2018).

10.2	Amendment No. 1 to Amended and Restated Employment Agreement between Penns Woods Bancorp, Inc., Jersey Shore State Bank, and Richard A. Grafmyre, dated May 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 3, 2019

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer